Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-185645) of Sagent Pharmaceuticals, Inc.

(2)	Registration Statements (Form S-8 No. 333-175352) pertaining to the 2007 Global Share Plan of Sagent Holding Co. and the 2011 Incentive Compensation Plan of Sagent Pharmaceuticals, Inc.

of our report dated March 18, 2013, with respect to the financial statements of Sagent Agila, LLC., included in the Annual Report (Form 10-K) of Sagent Pharmaceuticals, Inc. for the year ended December 31, 2012.

/s/ Ernst and Young LLP

Chicago, Illinois

March 18, 2013